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                                                                     Exhibit 4.2

                                                                  EXECUTION COPY

                              AMENDMENT NO. 2 TO
                            REGISTRATION AGREEMENT
                            ----------------------

     THIS AMENDMENT NO. 2 to Registration Agreement (this "Amendment") is entered into as of this 2d day of August, 2000, among Focal Communications Corporation, a Delaware corporation (the "Company"), and the stockholders listed on the signature page hereof (the "Stockholders"). Capitalized terms not otherwise defined in this Amendment are used herein with the meanings assigned to such terms in the Registration Agreement, dated November 27, 1996, by and among the parties thereto, as amended by that certain Amendment No. 1 to Registration Agreement and Consent, dated August 21, 1998 (together, the "Registration Agreement").

     WHEREAS, the Company and the Stockholders wish to amend the provisions of the Registration Agreement as provided in this Amendment; and

     WHEREAS, the Stockholders collectively own all of the Institutional Investor Registrable Securities and a majority of the Class B Registrable Securities currently outstanding;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Amendment hereby agree as follows:

     1.  Section 1(b).  In accordance with Section 8(d) of the Registration
         ------------
Statement, Section 1(a) of the Registration Agreement is hereby amended by adding the following to the end of the definition of Registrable Securities:

     ; provided further, that such securities shall cease to be Registrable
       ----------------
     Securities if the aggregate number of securities that would otherwise be considered Registrable Securities held by a holder (together with his or its affiliates) constitutes fewer than 0.5% of the shares of Common Stock of the Company then outstanding and the holder thereof may sell such securities under Rule 144(k), or any successor provision thereto, under the Securities Act.

     2.  Section 3(a).  In accordance with Section 8(d) of the Registration
         ------------
Statement, Section 3(a) of the Registration Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

     (a) Holders of Registrable Securities.  (i) Each holder of Registrable
         ---------------------------------
     Securities shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during (A) the 30-day period prior to and (B) the 90-day period beginning on the effective date of any
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     underwritten Demand Registration or any underwritten Piggyback Registration in which Registrable Securities are included (except as part of such underwritten registration), unless the underwriters managing the registered public offering agree otherwise.

     (ii) The Company shall determine, and notify the holders of Registrable Securities of, the commencement date of the 30-day period referred to in clause (i)(A) of this Section 3(a). The Company's determination of the commencement date shall be made in good faith after consultation with the underwriters managing the registered public offering.

     (iii) The 90-day period referred to in clause (i)(A) of this Section 3(a) shall terminate and be of no further force or effect if the closing bid price of the Company's common stock at any time exceeds 120% of the offering price of the common stock in the registered public offering referred to therein for five consecutive trading days. In addition, if such 90-day period terminates as a result of the application of the previous sentence, the Company will use reasonable efforts to persuade the underwriters managing the registered public offering thereafter to allow holders of Registrable Securities to sell their shares in the public market (including under Rule 144) without regard to any lock-up or similar agreement entered into between the underwriters managing the public offering and the holders of Registrable Securities.

     3.  Counterparts.  This Amendment may be executed in multiple counterparts,
         ------------
each of which shall be an original and all of which taken together shall constitute one and the same agreement.

     4.  Descriptive Headings.  The descriptive headings of this Amendment are
         --------------------
inserted for convenience only and do not constitute a part of this Amendment.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


                                           MADISON DEARBORN CAPITAL
                                           PARTNERS, L.P.
                                           By:  Madison Dearborn Partners, L.P.,
                                                its General Partner
                                           By:  Madison Dearborn Partners, Inc.,
                                                its General Partner

_______________________________________    By:__________________________________
Brian F. Addy                                   Its: __________________________
(for himself and Ad-Venture Capital
Partners L.P.)

                                           FRONTENAC VI, L.P.
                                           By:  Frontenac Company, its
                                                General Partner

_______________________________________    By: _________________________________
John R. Barnicle                                Its: __________________________
(for himself and JRB Partners, L.P.)

                                           BATTERY VENTURES III, L.P.
                                           By:  Battery Partners III, L.P., its
                                                General Partner

_______________________________________    By: _________________________________
Joseph A. Beatty                                Its: __________________________
(for himself and Coventry Court
Partners, L.P.)

                                           FOCAL COMMUNICATIONS
                                           CORPORATION

_______________________________________    By: _________________________________
Robert C. Taylor, Jr.                           Its: __________________________
(for himself and Mistral Partners, L.P.)

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